Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

BY AND BETWEEN

COTTER TOWER - OKLAHOMA, L.P.

("Seller")

AND

BANCFIRST CORPORATION

("Buyer")

Cotter Ranch Tower, Oklahoma City, Oklahoma

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of July 3, 2018, between Cotter Tower - Oklahoma, L.P., a Texas limited partnership, as debtor-in-possession in the Bankruptcy Case ("Seller"), and BancFirst Corporation, an Oklahoma corporation ("Buyer"), with reference to the following:

A.       Seller is the owner of the improved real property with a common street address of 100 N. Broadway, Oklahoma City, Oklahoma 73102, and known as the Cotter Ranch Tower.

B.       Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property (as defined below) on the terms and subject to the conditions contained in this Agreement.

C.       Seller is the debtor-in-possession in Case No. 17-52844-CAG (the “Bankruptcy Case”), currently pending in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	BASIC TERMS AND DEFINITIONS; REFERENCES.

1.1          Basic Terms and Definitions.

Assignment Order. “Assignment Order” shall mean a Final Order entered by the Bankruptcy Court no earlier than the expiration of the Due Diligence Period in form reasonably satisfactory to Buyer that approves the assumption and assignment of the Assumed Leases (as defined below) and the Assumed Contracts (as defined below).

Bankruptcy Code. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§101, et seq.

Bankruptcy Court Sale Order. “Bankruptcy Court Sale Order” shall mean a Final Order entered by the Bankruptcy Court no earlier than the expiration of the Due Diligence Period in a form reasonably satisfactory to Buyer that provides, at least, the following: (a) the Property sold to Buyer pursuant to this Agreement shall be transferred to Buyer free and clear of all liens, claims, encumbrances, and liabilities of any kind or nature whatsoever, whether at law or in equity, including without limitation, free and clear of any rights or claims based on theories of transferee or successor liability under any applicable law, whether arising before or after the filing of the petitions for relief under chapter 11 of the Bankruptcy Code by Seller, save and excepting only those liabilities expressly assumed by Buyer in writing under this Agreement and Permitted Exceptions; (b) Buyer has acted in “good faith” within the meaning of and is entitled to the protections of section 363(m) of the Bankruptcy Code; (c) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm’s length bargaining positions; (d) that no automatic stay under Rule 62(a) of the Federal Rules of Civil Procedure applies to the Bankruptcy Court Sale Order; (e) that the parties will cause the Close of Escrow to occur as soon as practicable after the entry of the Bankruptcy Court Sale Order, but in no event earlier than the Closing Date; and (f) this Agreement and the transactions contemplated hereby may, subject to the terms set forth herein, be specifically enforced against and binding upon, and not subject to rejection or avoidance by Seller or its estate or any chapter 7 or chapter 11 trustee of the Seller or other representative of their respective estates.

Business Day. “Business Day” means a day other than (1) a Saturday or Sunday, or (2) any day on which commercial banks in Oklahoma City, Oklahoma are not open for general banking business.

Break-Up Fee. “Break-Up Fee” means an amount equal to three percent (3%) of the Purchase Price.

Closing Date. Subject to Section 7.1, the last day that Close of Escrow may occur shall be the 15th day following the expiration of the Due Diligence Period, or if such 15th day is not a Business Day, then the following Business day (the "Closing Date") at the offices of the Escrow Holder (or such other location as the Buyer and Seller may mutually agree).

Cure Costs. “Cure Costs” means the amounts that must be paid and obligations that otherwise must be satisfied under sections 365(b)(1)(A) and (B) of the Bankruptcy Code in connection with the assignment and/or assumption of any Assumed Lease or Assumed Contract, as determined by the Bankruptcy Court.

Due Diligence Period. The "Due Diligence Period" shall end on the 30th day following the Effective Date of this Agreement, at 5:00 p.m. (Oklahoma City time).

Effective Date. The effective date of this Agreement shall be the date Escrow Holder acknowledges receipt of this fully executed Agreement, as evidenced by the date inserted by the Escrow Holder beneath its signature of receipt of this Agreement ("Effective Date").

Escrow Holder. The “Escrow Holder” shall be mean American Eagle Title Group, L.L.C., 421 N.W. 13th Street, Suite 320, Oklahoma City, Oklahoma 73103, Attention: Eric Offen.

Expense Reimbursement. “Expense Reimbursement” means the costs, fees and expenses (including reasonable legal, financial advisory, accounting and other similar costs, fees and expenses) incurred by Buyer or its affiliates in connection with the negotiation, documentation and implementation of this Agreement and the transactions contemplated hereby, in an amount not to exceed $250,000.

Final Order. “Final Order” means an order of the Bankruptcy Court (a) that was entered after notice and a hearing (as such term is defined in the Bankruptcy Code) to all parties entitled to notice of any motion relating to the Property, this Agreement or the transactions contemplated hereby; (b) that is not subject to a stay pending appeal; and (c) as to which the time to appeal from, or to seek review, rehearing, reconsideration, amendment or petition for certiorari of, has expired without a pending appeal or application seeking review, rehearing, reconsideration, amendment or petition for certiorari.

Sale Procedure Order. “Sale Procedure Order” shall mean a Final Order entered by the Bankruptcy Court in form reasonably satisfactory to Buyer that provides, at least, the following: (a) a reasonably detailed description of the bidding process that has occurred with respect to the Property to date, and (b) approval of the bid protections set forth in Section 15.2 of this Agreement, including, without limitation, the Break-Up Fee, the Expense Reimbursement, the requirements for a Qualified Bid, the Bid Deadline, and the Auction requirements.

Title Company. The “Title Company” shall be the national title company pursuant to which the Escrow Holder acts as local agent.

Title Review Period. The "Title Review Period" shall end on the 20th day following the Effective Date, at 5:00 p.m. (Oklahoma City time).

1.2           References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words "herein," "hereof," "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.

2.	PURCHASE AND SALE.

Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of the following (collectively, the "Property"):

2.1       The real property generally located at 100 N. Broadway, Oklahoma City, Oklahoma 73102, commonly known as Cotter Ranch Tower, which is more particularly described on Exhibit “A” attached hereto (the “Land”);

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2.2       The buildings located on the Land, and all associated parking areas, sidewalks, signs, fixtures, landscaping and all other improvements located on the Land, together with all machinery and mechanical, electrical, HVAC, and plumbing systems on the Land (collectively, the “Improvements"). Notwithstanding the above, at any time prior to Closing, Seller may remove the statue which is a likeness of James F. Cotter on a horse; however, Seller shall be responsible for all repairs to the structure upon which the statue presently rests and shall perform such removal and repairs without the imposition of any mechanics' and materialmen's liens, arising out of or in connection with Seller's, or its agents', contractors', employees', or invitees' work with respect to such removal or repair of the Property.

2.3       All of Seller’s right, title, and interest in and to all rights, privileges, streets, alleys, easements, and rights of way in, on, across, in front of, abutting, or adjoining the Land and all other appurtenances benefiting the Land or belonging thereto, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land (the “Appurtenances” and collectively with the Land and the Improvements, the “Real Property”);

2.4       All of Seller’s right, title, and interest in and to all personal property, equipment, supplies and fixtures (collectively, the "Tangible Personal Property") listed on Exhibit “B” attached hereto or otherwise left on the Real Property at the Close of Escrow (as defined in Section 8.1 hereof) to the extent owned by Seller;

2.5       All of Seller's right, title, and interest in and to any intangible property (expressly excluding the name "Cotter" or “Cotter Ranch Tower” or any derivative thereof, or any name that includes the word "Cotter" or any derivative thereof) used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, insurance claims (including, without limitation, any pending claims related to the curtain wall which forms a part of the Improvements), guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Tangible Personal Property (the “Intangible Personal Property” and together with the Tangible Personal Property, the “Personal Property”);

2.6       All of Seller's right, title, and interest in and to all leases affecting the Real Property as of the Effective Date (the "Leases"), subject to Section 4.7. Exhibit “C” attached hereto sets forth a list of the Leases in effect as of the Effective Date; and

2.7       All of Seller's right, title, and interest in and to the contracts listed on Exhibit “C” attached hereto, to (the "Contracts"), subject to Section 4.7.

3.	PURCHASE PRICE AND DEPOSIT.

3.1       Purchase Price. The purchase price for the Property shall be Twenty-Three Million Dollars ($23,000,000.00) (the "Purchase Price").

3.2       Payment of Purchase Price. The Purchase Price shall be payable as follows:

3.2.1       Within three (3) Business Days following the Effective Date, and as a condition precedent to the effectiveness hereof, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of One Hundred Thousand Dollars ($100,000) (the "Deposit"). Immediately upon Escrow Holder's receipt of the Deposit (the "Opening of Escrow"), Escrow Holder shall deposit the same in a federally insured account. Upon expiration of the Due Diligence Period, if Buyer has not previously terminated this Agreement by its terms, then the Deposit shall become nonrefundable, except in the event of a Seller default or otherwise as provided in this Agreement.

3.2.2       Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (Oklahoma City time) on the Closing Date (as defined in Section 1.1 hereof) an amount equal to the Purchase Price less the Deposit plus or minus applicable prorations pursuant to Section 10 hereof or otherwise provided in this Agreement.

3.3       Allocation of Value to Tangible Personal Property. For purposes of this Agreement, the parties shall agree upon the value of the Tangible Personal Property prior to the end of the Due Diligence Period. Buyer shall pay any sales, use, transfer, or similar taxes that are incurred or imposed with respect to the transfer of such Tangible Personal Property (“Sales Taxes”).

3.4       Independent Contract Consideration. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of One Hundred and No/100 Dollars ($100.00) (the "Independent Contract Consideration") has been bargained for and agreed to as consideration for Buyer's exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events. Any term or provision herein which provides for the return of the Deposit to Buyer shall mean the Deposit, less the Independent Contract Consideration.

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4.	PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE: TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY; DESIGNATION OF LEASES AND CONTRACTS.

4.1       Property Information. Seller has maintained a data room to which the Buyer has had access under a confidentiality agreement (“Data Room”). The Seller shall deposit to the Data Room within five (5) Business Days after the Effective Date, to the extent in the possession or control of Seller or its affiliates, or its and their employees and agents, the following (collectively, the "Property Information"):

(a)       the Leases and all tenant lease files located at Seller's local property manager's office or at the Real Property;

(b)       a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, operating expenses bases and escalation payments, security deposits held, commencement and termination dates, and square feet amounts (collectively, the "Rent Rolls"), which Rent Roll shall be certified by the property manager, CBRE, with respect to the 2018 Rent Rolls;

(c)       the most current operating statements for 2018 and actual operating statements for 2017 and 2016 for the Property (collectively, the "Operating Statements") showing a breakdown of actual income and expenditures, including capital expenditures, which Operating Statements shall be certified by the property manager, CBRE, with respect to the 2018 Operating Statements;

(d)       copies of the Contracts (including, without limitation, the management agreement between Seller and CBRE, Inc., and the elevator service agreement between Seller and Otis Elevator Company), as-built floor plans for all floors, proposals for roof replacement including core samples, Seller's utility bills and utility logs for 2016, 2017 and 2018;

(e)       existing land title surveys, if any, for the Real Property (collectively, the “Existing Surveys");

(f)       any environmental, soils and/or engineering reports prepared for Seller or Seller's predecessors; and

(g)       any title insurance policies, title abstracts, and instruments affecting title to the Property, including Seller’s vesting deeds.

4.2           Title and Survey Review; Title Policy.

4.2.1       Delivery of Title Report. As soon as reasonably practical after the Effective Date, Buyer shall obtain a title commitment covering the Real Property (the "Title Report"), together with legible copies of all documents (collectively, the "Title Documents") referenced in the Title Report. Buyer, at its option and expense, may either (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property (the “Survey”), the completion and/or delivery of the Survey shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.

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4.2.2       Title Review and Cure. Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice ("Buyer's Title Notice") of Buyer's approval or disapproval of the matters reflected in the Title Report, Title Documents, and the Survey (“Title Objections”). Any matters disclosed in the Title Report, Title Documents, or Survey after the expiration of the Title Review Period, and any matters affecting marketability of title to the Real Property that first arise after the expiration of the Title Review Period, shall automatically be deemed Title Objections, unless Buyer otherwise waives the same in writing or proceeds without written objection (which action shall constitute a waiver of any such objections). Seller may, but shall have no obligation to, within five (5) Business Days after its receipt of the Buyer's Title Notice for the Real Property ("Seller's Election Period"), elect to eliminate or ameliorate to Buyer's reasonable satisfaction the Title Objections by giving Buyer written notice ("Seller's Title Notice") of those Title Objections, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date. If Seller’s Title Notice indicates Seller does not elect to, or is unable to, eliminate or ameliorate any Title Objections, or if Seller does not provide Seller’s Title Notice, by the date that is one day prior to day of the Close of Escrow, then Buyer’s exclusive rights under this Agreement shall be to, by providing written notice to Seller on or before the end of the Due Diligence period, (a) waive its Title Objections, in which event said Title Objections shall thereafter be deemed Permitted Exceptions; or (b) terminate this Agreement and the Escrow (as such term is defined in Section 9.1 hereof). Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Buyer's election to take the action described in clause (a) above. If Buyer elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return to Seller or destroy all Property Information and Seller may terminate Buyer’s access to the Data Room.

4.2.3       Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property and Improvements, a Standard Coverage Owner's Policy of Title Insurance (2006 Form) (the "Title Policy") issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined), and with such endorsements as Buyer may request prior to the expiration of the Due Diligence Period. For purposes of this Agreement, "Permitted Exceptions" shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) matters affecting the Real Property which are created by or with the written consent of Buyer; (c) the rights of the tenants under the Leases affecting the Real Property, and (d) all exceptions disclosed by the Title Report relating to the Real Property and which are approved by Buyer in accordance with Section 4.2.2 hereof.

4.3           Inspections: Due Diligence Period.

4.3.1       Inspections in General. Commencing from the Effective Date and continuing through and including the expiration of the Due Diligence Period, Buyer, its agents, and employees shall have a limited license (the "License") to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer's sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of liability insurance naming Seller as an additional insured and evidencing commercial general liability (occurrence) insurance in an in the amount of Two Million and No/100 Dollars ($2,000,000) and covering any accident arising in connection with such entry onto the Real Property. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller's agent, and Seller or Seller's agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, Buyer shall have the right to contact or speak to any of the tenants under the Leases, without prior notice to or consent from Seller, and Buyer shall have the right to inspect any of the occupied space in the Real Property in connection with the same. Seller or Seller’s agents shall not be present at any such interviews with tenants under the Leases. Inspections by Buyer shall not unreasonably interfere with the rights of tenants. At Seller's request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies, and subject to the same disclaimers and releases set forth in Section 16.3 with respect to Work Product. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller's trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all reasonable losses, costs, damages, claims, or liabilities, including but not limited to, and mechanics' and materialmen's liens, arising out of or in connection with Buyer's, or its agents', contractors', employees', or invitees' entry upon or inspection of the Real Property. The License shall be deemed revoked upon termination of this Agreement in accordance herewith. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.

4.3.2       Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be granted or withheld by Seller in its commercially reasonable discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller's review and approval in Seller’s commercially reasonable discretion. At Seller's request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.

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4.3.3       Termination During Due Diligence Period. During the Due Diligence Period, Buyer shall have the right to terminate this Agreement for any reason or no reason whatsoever by giving to Seller written notice of termination ("Termination Notice") before the expiration of the Due Diligence Period, in which event the Deposit shall be immediately refunded to Buyer, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If Buyer fails to deliver a Termination Notice to Seller and Escrow Holder on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to be satisfied with all aspects of all the Real Property, including, without limitation, the condition and suitability of all the Real Property for Buyer's intended use, and Buyer shall be obligated to acquire the Real Property in accordance with the provisions of this Agreement, except in the event of a Seller default or otherwise as provided in this Agreement. Buyer's delivery of a Termination Notice to Seller with respect to the Real Property shall constitute Buyer's election to terminate this Agreement with respect to the Real Property as provided above in this Section 4.3.3.

4.4       Estoppel Certificates. Seller shall secure and deliver to Buyer by the date that is ten (10) Business Days prior to the expiration of the Due Diligence Period (the “Estoppel Delivery Deadline”) estoppel certificates for the Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit “D” attached hereto or such form as may be required under the applicable Leases ("Estoppel Certificates"), and showing no material defaults or any terms that are adverse and materially inconsistent with the Leases, executed by each of (a) Globe Life and Accident Insurance, and Metro Technology Center (collectively, “Major Tenants”). Seller shall use commercially reasonable efforts to obtain Estoppel Certificates from all other tenants of the Property prior to the Estoppel Delivery Deadline. If Seller fails to deliver the Estoppel Certificates to Buyer by the Estoppel Delivery Deadline, Buyer may terminate this Agreement upon written notice to Seller prior to the expiration of the Due Diligence Period.

4.5       Contracts. Buyer shall assume the obligations arising from and after the Closing Date under the Contracts unless otherwise agreed in writing prior to the end of the Due Diligence Period; provided, however, notwithstanding anything stated to the contrary herein, Buyer shall not be obligated to assume any of Seller's obligations under the management and leasing agreement listed in Exhibit “C” attached hereto and made a part hereof or any other executory contract of Seller that Buyer designates to Seller should be rejected by Seller in the Bankruptcy Case in accordance with Section 4.7 below.

4.6       Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through the Data Room or inspection of the Real Property by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Real Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer's evaluation and financing of the Real Property, including to Buyer’s consultants), and will be returned to Seller or destroyed by Buyer if the Close of Escrow does not occur. The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller's (or any Seller affiliate's) right to disclose information relating to this Agreement or the Property in connection with the Bankruptcy Case. The Buyer understands that this Agreement will be filed of record and become a public record, in the Bankruptcy Case.

4.7       Designation; Cure Costs.

4.7.1       Motion to Assume and Assign Leases. Within two (2) Business Days after the Effective Date, Seller shall file a motion in the Bankruptcy Court seeking approval of the Assignment Order. Seller shall thereafter diligently pursue the entry of the Assignment Order.

4.7.2       Designation of Rejected Leases and Contracts. On or before five (5) days prior to the conclusion of the Due Diligence Period, Buyer shall have the right to direct Seller in writing to assume and assign to Buyer at Closing or to reject specific Leases, and to direct that Seller assume and assign to Buyer at Closing or reject any Contracts (“Buyer’s Lease Rejection Notices”). Buyer may deliver one or more Buyer’s Lease Rejection Notices to Seller.

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Upon receipt of Buyer’s Lease Rejection Notice, Seller shall promptly file and prosecute a motion or motions seeking an order from the Bankruptcy Court to effectuate such assumptions and assignments or rejections set forth in the Buyer’s Lease Rejection Notice. In no event shall Seller assign to Buyer, nor Buyer assume from Seller, any Leases or Contracts requested to be rejected in the Buyer’s Lease Rejection Notice.

If Buyer fails to direct Seller to assume and assign any Contract prior to five (5) days prior to the conclusion of the Due Diligence Period, Buyer shall be deemed to have elected to direct Seller to reject such Contract. If Buyer fails to direct Seller to reject any Lease prior to five (5) days prior to the conclusion of the Due Diligence Period, Buyer shall be deemed to have elected to direct Seller to assume and assign such Lease. Any Lease that Buyer does not direct Seller to reject pursuant to this Section 4.7 shall be referred to herein as an “Assumed Lease”. Any Contract that Buyer directs Seller to assume and assign pursuant to this Section 4.7 shall be referred to herein as an “Assumed Contract”. Seller’s obligations in connection with the elections of Buyer taken pursuant to this provision shall be effective upon and only in the event the sale of the Property is consummated to Buyer.

Buyer agrees to indemnify and hold Seller harmless from and against any loss, cost, damage, or expense associated with the rejection of any Lease at Buyer’s direction if the tenant elects to treat the Lease as terminated pursuant to 11 U.S.C. § 365(h)(1)(A(i). In such event, Seller shall cooperate with Buyer in connection with any filings against or negotiations with the tenant involved and Buyer’s indemnity shall be limited to the greater of (a) the settlement amount agreed to between that tenant and Buyer or (b) the amount adjudicated by a final order of the bankruptcy court plus a reimbursement of any related legal costs or court fees incurred by Seller.

4.7.3       Cure Costs. To the extent any Assumed Lease or Assumed Contract requires the payment of Cure Costs, the Cure Costs related to such Assumed Lease or Assumed Contract shall, at Buyer’s option, (a) be paid by Seller at or prior to Closing, or (b) an escrow account shall be funded at the Close of Escrow by Seller in an amount equal to the Cure Costs, and thereafter Buyer shall pay the Cure Costs to the appropriate third party to such Assumed Lease or Assumed Contract as soon as practicable after Close of Escrow.

4.7.4       Adequate Assurance. Upon Seller’s reasonable request, Buyer shall make available such non-confidential information as may be reasonably required to assist in obtaining a Bankruptcy Court finding that there has been adequate assurance of future performance by the Buyer under each Assumed Lease and Assumed Contract.

5.	OPERATIONS AND RISK OF LOSS.

5.1       Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as its historical operations and in the matter of a reasonably prudent owner similarly situated.

5.2       New Contracts. Following the Effective Date, Seller will not enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow, without the prior written consent of the Buyer, which Buyer may grant or withhold in its sole and absolute discretion.

5.3       Leasing Arrangements. Following the Effective Date, Seller shall obtain Buyer's consent, which Buyer may grant or withhold in its sole and absolute discretion, before entering into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal. Buyer shall be deemed to have not consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller specifying with particularity the matters to which Buyer reasonably objects, within 5 days after its receipt of Seller's written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease.

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5.4       Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Property before the Close of Escrow, and risk of loss to the Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Property or any portion thereof shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Property by delivering written notice of such election to Seller within twenty (20) days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Property, in which event the Deposit will be immediately returned to Buyer. If the Closing Date is within the aforesaid 5-day period, then the Close of Escrow shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) "Material damage" or "Materially damaged" means (a) damage reasonably exceeding $500,000.00, (b) damage that materially adversely affects access or parking for the Real Property or (c) any damage which is not fully insured and for which Buyer will not receive, at Seller's election in its sole discretion, a credit in the amount of the uninsured portion of such damage upon the Close of Escrow, and (ii) "material portion" means any portion of the Property that has a "fair market value" exceeding $500,000.00 or that if lost through condemnation would materially adversely affect the use of the Real Property or access or parking at the Real Property.

6.	SELLER'S AND BUYER'S DELIVERIES.

6.1         Seller's Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:

(a)       Deed. A special warranty deed (the "Deed") in the form attached hereto as Exhibit “E” attached hereto, executed and acknowledged by Seller, conveying to Buyer the Real Property, subject to the Permitted Exceptions.

(b)       Assignment of Leases. An Assignment of Leases pursuant to which Seller shall assign to Buyer, and Buyer shall assume from Seller, the Assumed Leases ("Assignment of Leases”) in the form of Exhibit “F” attached hereto, executed by Seller.

(c)       Assignment of Contracts. An Assignment of Contracts pursuant to which Seller shall assign to Buyer, and Buyer shall assume from Seller, the Assumed Contracts ("Assignment of Contracts") in the form of Exhibit “G” attached hereto, executed by Seller.

(d)       Bill of Sale and General Assignment. A Bill of Sale and General Assignment (“Bill of Sale and General Assignment”) in the form of Exhibit “H” attached hereto, executed by Seller.

(e)       FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit “I” attached hereto.

(f)        Bankruptcy Court Sale Order. The Bankruptcy Court Sale Order.

(g)       Assignment Order. The Assignment Order.

(h)       Seller’s Affidavit. Any affidavits that Escrow Holder or the Title Company requires for the issuance of the Title Policy, including affidavits that no outstanding materialman’s or mechanic’s lien rights arising from the acts or omissions of Seller exist regarding the Property and that there are no third parties other than tenants under the Assumed Leases in possession of any portion of the Property.

(i)        Certificate. A certificate executed by Seller and representing and warranting to Buyer that each of Seller’s representations and warranties are true and correct as of the Closing Date as if made on the Closing Date.

(j)        Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.2         Buyer's Deliveries into Escrow. Except as otherwise provided below, no less than one (1) business day prior to the Closing Date, Buyer shall deliver into Escrow to the Escrow Holder the following:

(a)       Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, less applicable Cure Costs, deposited by Buyer with the Escrow Holder in immediate, same-day federal funds wired for credit into the Escrow Holder's escrow account and deposited in Escrow Holder's escrow account no later than 1:00 p.m. (Oklahoma City time) on the Closing Date.

(b)       Assignment of Leases. An Assignment of Leases executed by Buyer.

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(c)        Assignment of Contracts. An Assignment of Contracts executed by Buyer.

(d)       Bill of Sale and General Assignment. A Bill of Sale and General Assignment executed by Buyer.

(e)       Certificate. A certificate executed by Buyer and representing and warranting to Seller that each of Buyer’s representations and warranties are true and correct as of the Closing Date as if made on the Closing Date.

(f)        Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3       Closing Statements/Escrow Fees: Tenant Notices. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder, and Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant under an Assumed Lease or party under an Assumed Contract immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit “J” attached hereto, contract counterparty notices regarding the sale of the Real Property in substantially the form of Exhibit “K” attached hereto, or such other form as may be required by applicable state law.

6.4       Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in the possession or control of Seller or its affiliates, or its and their employees and agents, Seller shall deliver (by leaving the same at the Real Property) to the Buyer: the original Leases and all tenant lease files pertaining thereto; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; and any "as-built" plans and specifications of the Improvements.

7.	CONDITIONS TO BUYER'S AND SELLER'S OBLIGATIONS

7.1       Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:

(a)       All of Seller's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

(b)       As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;

(c)       There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy (other than the Bankruptcy Case), reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller's ability to perform its respective obligations under this Agreement;

(d)       The Bankruptcy Court Sale Order shall have been entered by the Bankruptcy Court and been delivered into Escrow, and there shall exist no pending action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, this Agreement or the consummation of the transaction contemplated hereby, or any action to stay the Bankruptcy Court Sale Order;

(e)       The Assignment Order shall have been entered by the Bankruptcy Court;

(f)        The Sale Procedure Order shall have been entered by the Bankruptcy Court on or before the Sale Procedure Order Deadline (as defined in Section 15.1);

(g)       From the expiration of the Due Diligence Period, there shall not have occurred any event or events that, individually, or in the aggregate, with or without the lapse of time, that has a material adverse effect on the Property, nor shall any event or events have occurred, that individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a material adverse affect. Notwithstanding any provisions of this Agreement to the contrary, in the event Buyer elects not to close as a result of the failure of the condition set forth in this subsection (g) to have been satisfied, Buyer's costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with Buyer's due diligence investigations and negotiation and execution of this Agreement, shall NOT be reimbursed, provided however, if such failure is a result of the actions or in actions of Seller, Buyer shall be entitled to reimbursement as set forth in this Section 7.1.

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(h)       The Escrow Holder shall be unconditionally committed to issue the Title Policy in the manner required by Section 4.2.3.

If any one or more of the foregoing conditions to Buyer’s obligations are not satisfied or waived by Buyer in writing on or before the Closing Date, as extended in accordance with this Section 7.1, then Buyer may elect, by written notice to Seller, Escrow Agent, and Title Company, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, all obligations of the parties hereunder shall terminate (other than those matters which expressly survive the early termination of this Agreement), this Agreement shall otherwise have no further force and effect, except that Seller shall pay to Buyer an amount equal to Buyer's costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with Buyer's due diligence investigations and negotiation and execution of this Agreement, not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and such obligation shall in all events survive termination of this Agreement. Provided, however, that in the event of such termination as a result of the failure of any of the conditions set forth in this Section 7.1 except Subsection 7.1(c) not being satisfied on or before the Closing Date, Seller shall have the one-time right to extend the Closing Date for a period not to exceed thirty (30) days provided Seller gives Buyer prior written notice of such extension on or before the Closing Date. Provided, further, that in the event that the conditions set forth in Section 7.1(d), Section 7.1(e), or Section 7.1(f) are not satisfied on or before the Closing Date, Buyer shall also have the right to extend the Closing Date for a period not to exceed thirty (30) days provided Buyer gives Seller prior written notice of such extension on or before the Closing Date. In the event that the conditions set forth in Section 7.1(d), Section 7.1(e), or Section 7.1(f) are not satisfied on or before the Closing Date, as extended, Buyer shall thereafter be entitled to terminate this Agreement or further extend the Closing Date, as provided in this Section 7.1.

7.2       Conditions to Seller's Obligations.

The Close of Escrow and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller's benefit (or Seller's waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:

(a)       All of Buyer's representations and warranties contained herein shall be true and correct in in all material respects as of the date of this Agreement and as of the Closing Date;

(b)       As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;

(c)       There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer's ability to perform its obligations under this Agreement;

(d)       The Bankruptcy Court Sale Order has been delivered into Escrow, and there shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby, or any action to stay the Bankruptcy Court Sale Order; and

(e)       There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby.

If any one or more of the foregoing conditions to Seller’s obligations is not satisfied or waived by Seller in writing on or before the Closing Date, then Seller may elect, by written notice to Buyer and the Escrow Holder, to terminate this Agreement, in which event the Deposit shall be disbursed to Buyer, all obligations of the parties hereunder shall terminate (other than those matters which expressly survive the early termination of this Agreement), and this Agreement shall otherwise have no further force and effect. However, nothing in this Section 7.2 shall be construed to limit Buyer’s or Seller’s right to extend the Closing Date as provided in Section 7.1 above.

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8.	CLOSE OF ESCROW: POSSESSION.

8.1       "Close of Escrow" shall mean and refer to the closing of the transactions contemplated by this Agreement, upon the terms and conditions in this Agreement, on the Closing Date.

8.2       Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.

9.	ESCROW.

9.1       Closing. The escrow (the "Escrow") for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 16.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. The parties agree that Escrow Holder shall be and is instructed to disburse the Deposit in accordance with the terms of this Agreement, without the need for any additional authorization or documents executed at the time of such disbursement.

On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:

(a)       With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;

(b)       Deliver to Seller, in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, and the Bankruptcy Court Sale Order, Buyer's signed counterparts of the Assignment of Leases, the Assignment of Contracts, and the Bill of Sale and General Assignment and conformed copies of the recorded Deed;

(c)       Record the Deed and the Bankruptcy Court Sale Order in the official records of the County in which the Real Property is located;

(d)       Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed (with the original Deed to be provided to Buyer after recordation);

(e)       Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof;

(f)        Deliver to Seller and Buyer a final closing statement signed by Seller and Buyer and certified by Escrow Holder to be true and correct; and

(g)       Make all other disbursements of funds contemplated by the closing statement.

9.2           Escrow and Title Charges and Closing Costs.

(a)       Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:

(i)        Seller shall pay one-half (50%) of any escrow fees or similar charges of Escrow Holder. Seller shall pay the costs to update and examine the abstract of title.

(ii)       Buyer shall pay one-half (50%) of any escrow fees or similar charges of Escrow Holder and the cost of recording the Deed. Buyer shall pay the premiums for the Title Policy, all transfer taxes payable in connection with the consummation of the transaction contemplated by this Agreement, and if Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs as set forth in Section 9.2(a)(iii) below) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.

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(iii)      Buyer shall pay all costs incurred in connection with Buyer's financing or Buyer’s updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property.

(iv)      Buyer shall pay all Sales Taxes.

(v)       Seller shall pay all Cure Costs.

(vi)      Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer's and Seller's attorneys' fees, shall be borne and paid by the party incurring same.

(b)           lf the Close of Escrow does not occur by reason of Buyer's or Seller's default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.

10.	PRORATIONS.

The parties shall allocate and prorate all the income and expenses of the Property as of 12:01 a.m. local time on the Closing Date, as if Buyer were vested with title to the Property during the entire day upon which the Close of Escrow Occurs, as set forth below.

10.1     Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent, other than income taxes) (hereinafter collectively referred to as "Rents") collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall be the property of Buyer. Seller shall not pursue collection of any Rents that were past due as of the Closing Date.

10.2     Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") in connection with the ownership, operation, maintenance and management of the Real Property. At the Close of Escrow, a portion of the purchase price equal to the lesser of (a) $275,000 or (b) a lesser reasonable amount to be agreed upon by the parties prior to Closing (the “Escrowed Funds”), shall remain in escrow with the Escrow Holder until the expiration of the applicable Operating Costs reconciliation periods under the Leases to account for the reconciliation of additional rent (including, without limitation, estimated payments for Operating Costs) paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period. If, as of the expiration of the applicable reconciliation period under the applicable Lease, Seller has received additional rent payments in excess of the amount that tenants were required to pay under the Lease during the period that Seller was the landlord under the applicable Lease, based on the actual Operating Costs paid by Seller as of the Close of Escrow, Escrow Holder shall disburse to Buyer an amount equal to such excess. If, as of the expiration of the applicable reconciliation period under the applicable Lease, Seller has received additional rent payments that are less than the amount that tenants would be required to pay during the period that Seller was the landlord under the applicable Lease based on the actual Operating Costs paid by Seller as of the Close of Escrow, Buyer shall pay to Seller the amount of such deficiency, to the extent, and only to the extent, that Buyer receives such deficiency from the tenant under the applicable Lease. Buyer and Seller shall each execute and deliver written instructions to Escrow Holder as and when required to effectuate the disbursements of the Escrowed Funds in accordance with this Section 10.2. The provisions of this Section 10.2 shall survive the Close of Escrow without limitation.

10.3     Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority ("Taxes") with respect to the Real Property and Improvements for the relevant tax year in which the Real Property is being sold and that are not yet due and payable or that have not yet been paid and that are not (and shall not be) reimbursable by tenants under the Leases as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Seller and applicable to any period after the Close of Escrow.

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10.4     Leasing Commissions and Tenant Improvements and Contracts. Schedule 10.4 attached hereto sets forth improvement allowances, free rent, and other all leasing costs arising under the Leases and unpaid as of the Closing Date or arising or due after the Closing Date (“Leasing Costs”). At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases) the obligation to pay all Leasing Costs. Buyer shall be entitled to a credit against the Purchase Price equal to the amount of Leasing Costs. To the extent, and only to the extent, any Leasing Costs are included in the Cure Costs pursuant to Section 4.7.3, such amounts included in the Cure Costs shall be excluded from the amount to be assumed by Buyer and the corresponding credit due Buyer at Closing pursuant to this Section 10.4.

10.5     Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. To the extent, and only to the extent, any security deposits due under this Section 10.5 are included in the Cure Costs pursuant to Section 4.7.3, such amounts included in the Cure Costs shall be excluded from the amount of the credit due Buyer at Closing pursuant to this Section 10.5. As of the Close of Escrow, Buyer shall assume Seller's obligations related to tenant security deposits. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits properly transferred or credited to Buyer.

10.6     Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Real Property and assigned to Buyer. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities no more than 30 days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits not credited to Seller and required by utility companies providing service to the Real Property.

11.	SELLER'S REPRESENTATIONS AND WARRANTIES; AS-IS.

11.1     Seller's Representations and Warranties. In consideration of Buyer's entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:

(a)       Seller is a limited partnership organized and in good standing under the laws of the State of Texas. Subject to the entry of the unstayed Bankruptcy Court Sale Order, Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b)       There is no agreement to which Seller is a party or to Seller's Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.

(c)       Except as disclosed in Exhibit “L” attached hereto, Seller has received no written notice from any governmental agency that the Property or the use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof, and, to Seller’s Actual Knowledge, the Property is not in violation of any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters).

(d)       Except as disclosed in Exhibit “L” attached hereto, Seller has not received written notice from any governmental agency of any condemnation, zoning, or land use proceedings relating to the Property and, to Seller’s Actual Knowledge, no condemnation, zoning, or land use proceedings are pending or threatened (in writing) that affect the Property.

(e)       Except as disclosed on Exhibit “L” attached hereto, Seller has not received written notice of any existing actions, suits, litigation, or other proceedings that have been filed against Seller that arise out of or relates to the ownership of the Property, and, to Seller’s Actual Knowledge, no actions, suits, litigation, or other proceedings are pending or threatened (in writing) that arise out of or relate to Seller’s ownership of the Property.

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(f)        To Seller's Actual Knowledge, neither Seller nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") list of restrictions and prohibited persons ("Prohibited Person") (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism"; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.

(g)       To Seller's Actual Knowledge, the Rent Rolls and Operating Statements for the year 2018 are true, complete, and correct.

(h)       To Seller's Actual Knowledge, the aggregate amount of Cure Costs under the Leases and Contracts as of the Effective Date is $143,227.87. For purposes of this Section 11.1, the phrase "To Seller's Actual Knowledge" shall mean (a) the actual (and not implied, imputed, or constructive) knowledge of Marcus P. Rogers, the Independent Administrator of the Estate of James F. Cotter, Deceased, and the principal of the Seller, without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property, and (b) the actual (and not implied, imputed, or constructive) knowledge of the agents or employees of CBRE, Inc. acting in its capacity of or providing services to Seller as, property manager of the Property, and not individually and without personal liability therefore. The Buyer acknowledges that it is unlikely that Marcus P. Rogers has any extensive knowledge with respect to any specific asset of the Estate of James F. Cotter, Deceased. The Buyer is relying on the Bankruptcy Court Sale Order and its Title Policy.

The representations and warranties made by Seller in this Agreement shall not survive the recordation of the Deed. If, after the Effective Date, but before the Close of Escrow, Seller has Actual Knowledge of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller shall notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information after the Due Diligence Period which would cause any of Seller's representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on the Property or create material liability of Buyer not contemplated in this Agreement, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 16.3 and 16.5 which survive termination of this Agreement), in which event Seller shall pay to Buyer an amount equal to Buyer's costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with Buyer's due diligence investigations and negotiation and execution of this Agreement, not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller's representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty.

11.2     As-ls. As of the expiration of the Due Diligence Period, Buyer will have, at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer.

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TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE AND OTHER COVENANTS AND WARRANTIES CONTAINED IN THE DEED AND OTHER DOCUMENTS DELIVERED AT THE CLOSE OF ESCROW AND ANY POST-CLOSING OBLIGATIONS SPECIFIED HEREIN ("SELLER'S WARRANTIES"), AS OF THE CLOSE OF ESCROW THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER'S WARRANTIES. EXCEPT FOR SELLER'S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER (OTHER THAN SELLER'S WARRANTIES) OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER'S WARRANTIES, BUYER IS TAKING THE PROPERTY "AS IS" WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER'S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER'S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR SELLER'S WARRANTIES).

WITH RESPECT TO THE FOLLOWING, AND EXCEPT AS PROVIDED IN SELLER’S WARRANTIES, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:

1.       THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;

2.       THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER'S REVIEW OF THE CONDITION OF THE PROPERTY; OR

3.       THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.

BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.

BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER'S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

BUYER IS SPECIFICALLY AWARE THAT SELLER IS A DEBTOR-IN-POSSESSION UNDER THE BANKRUPTCY CASE, THAT ONCE THIS SALE HAS CLOSED, REMAINING PROCEEDS OF SALE WILL BE DISTRIBUTED IN ACCORDANCE WITH FURTHER ORDERS OF THE BANKRUPTCY COURT, THAT THE SELLER HAS NO MATERIAL ASSETS OTHER THAN THE PROPERTY, AND THAT IT IS THE SELLER’S INTENT TO TERMINATE ITS EXISTENCE, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT.

THE BUYER WAIVES ANY CLAIM OF ANY NATURE TO RECOVER ANY PORTION OF THE SALE PROCEEDS OR ANY DAMAGES FROM THE CREDITORS OR OTHER PARTIES IN INTEREST IN THE BANKRUPTCY CASE.

THE BUYER WAIVES AND FOREVER RELEASES ANY CLAIM OR ANY NATURE NOW EXISTING OR HEREAFTER ARISING AGAINST MARCUS ROGERS IN ANY CAPACITY WITH THE SELLER OR THE ESTATE OF JAMES F. COTTER, DECEASED, OR ANY OF CONSULTANTS, REALTORS, BROKERS, AGENTS, LAWYERS, ACCOUNTANTS, OTHER EXPERTS, EMPLOYEES, OR STAFF OF THE SELLER OR OF MR. ROGERS IN ANY CAPACITY, WITH RESPECT TO THE PROPERTY.

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12.	BUYER'S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION.

In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations and warranties:

12.1     Representations and Warranties.

(a)       Authority. Buyer is a limited liability company formed and in good standing under the laws of the State of Oklahoma. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer's knowledge binding on Buyer which is in conflict with this Agreement.

(b)       Executive Order 13224. To the best of Buyer's knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the OFAC list of restrictions and Prohibited Persons (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism"; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.

12.2     Release. By proceeding with this transaction to the Close of Escrow, Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to Seller's Warranties, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the "Releasors") hereby expressly waives and relinquishes any and all rights and remedies Releasers may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the "Seller Parties"), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller's agents, (c) the Real Property's compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term "Hazardous Material(s)" includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, BUT SUBJECT TO SELLER'S WARRANTIES, HEREBY ACQUIRES THE PROPERTY SUBJECT TO ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.

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THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.

12.3     ERISA. Buyer is not purchasing any of the Property with "plan assets" of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the "Act," and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, "ERISA") or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller's satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller's counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.

13.	DEFAULT AND DAMAGES.

13.1     DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AS A RESULT OF BUYER'S DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE OR RETAIN (IF SELLER ALREADY HOLDS THE DEPOSIT) THE DEPOSIT AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER (UNLESS IT HAS ALREADY DONE SO) THE DEPOSIT TO SELLER SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS' FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 16.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTIONS 4.3.1 AND 14 HEREOF.

13.2     Default by Seller. If Seller defaults in its obligations pursuant to this Agreement, Buyer's sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit, and Seller shall pay to Buyer an amount equal to Buyer's costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with Buyer's due diligence investigations and negotiation and execution of this Agreement, not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate, or (b) to bring a suit in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, for specific performance provided that any suit for specific performance must be brought as to the Property within 45 days after the Closing Date, Buyer's waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.

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14.	BROKER'S COMMISSIONS.

Except for CBRE, Inc., Seller's broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller's broker) and Price Edwards & Company (“Buyer's Broker”) (whose commission shall be paid by Buyer pursuant to a separate agreement between Buyer and Buyer's Broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder's fee, the party responsible for the contact or communication on which the broker or finder based such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same.

Seller acknowledges that prior to the commencement of discussions with Buyer regarding the purchase of the Property, Hall, Estill, Hardwick, Gable, Golden, & Nelson, P.C. (“Hall Estill”), a material tenant of the Property Buyer, disclosed to Seller that Hall Estill was evaluating a potential renewal of its lease at the Property or a relocation of its office to another property (the “Hall Estill Transaction”). Seller further acknowledges that Buyer and Buyer’s Broker have each disclosed to Seller that Buyer’s Broker has represented and is currently representing Hall Estill with respect the Hall Estill Transaction, and Seller has no objection to the concurrent and common engagement of, and representation by, Buyer’s Broker of Hall Estill with respect to the Hall Estill Transaction and Buyer with respect to the transaction contemplated by this Agreement. Seller waives and forever discharges and releases any claim of any nature now existing or hereafter arising against Buyer or its representatives, agents, and affiliates, including Price Edwards, arising in connection with the Hall Estill Transaction or the transactions contemplated by this Agreement. Notwithstanding the above, Buyer, on behalf of Buyer and Buyer’s Broker, acknowledges and agrees that no such lease renewal will be executed prior to Closing without Buyer being responsible for and specifically assuming (subject to Closing) any leasing commissions or tenant improvement costs associated with that lease renewal.

15.	BANKRUPTCY MATTERS.

15.1     Bankruptcy Court Filings. Within two (2) Business Days after the Effective Date, Seller will file a motion seeking expedited entry of the Sale Procedure Order with the Bankruptcy Court. On the later to occur of (a) two (2) Business Days after Buyer’s request, or (b) the expiration of the Due Diligence Period, Seller shall file a motion seeking entry of the Bankruptcy Court Sale Order with the Bankruptcy Court. Seller will pursue diligently the entry of the Sale Procedure Order and the Bankruptcy Court Sale Order, as applicable. If the Sale Procedure Order is not entered by the Bankruptcy Court prior to the date that is five (5) days prior the expiration of the Due Diligence Period (the “Sale Procedure Order Deadline”), then Buyer shall be entitled to (a) extend the Due Diligence Period for a period not to exceed thirty (30) days provided Buyer gives Seller prior written notice of such extension on or before the expiration of the Due Diligence Period, in which case the Sale Procedure Order Deadline shall be correspondingly extended, or (b) waive the requirement of the Sale Procedure Order, provided that in no event shall the Sale Procedure Order not be delivered by the Close of Escrow. In the event that the entry of the Sale Procedure Order, Bankruptcy Court Sale Order, or Assignment Order is appealed or a stay pending appeal is sought, Seller will oppose the appeal or the stay pending appeal and seek the dismissal of any appeal (including a petition for certiorari, motion for rehearing, reargument, reconsideration or revocation). Seller will consult with Buyer and provide Buyer, where possible, at least 24 hours’ notice in advance of filing with the Bankruptcy Court or any appellate court any motion, brief, notice, proposed order, amendment, supplement or other pleading that Seller proposes to file in the Bankruptcy Court relating to the transactions contemplated by this Agreement. Seller will give Buyer reasonable advance notice of any hearings regarding the motions required to obtain the issuance of the Sale Procedure Order, the Assignment Order, or the Bankruptcy Sale Order and Buyer will have the right to attend and seek to be heard at any such hearings. Seller shall bear the sole cost and expense for all of its attorney’s fees, costs and expenses incurred for representation of the Seller in connection with all motions relating to the Sale Procedure Order, the Assignment Order, the Bankruptcy Court Sale Order, and any other motions or orders filed or sought by Seller in the Bankruptcy Case. Notwithstanding any of the foregoing, should the Court decline to enter the Sale Procedure Order but instead enter the Bankruptcy Court Sale Order, then Seller shall have complied with this paragraph and paragraph 7.1(f) above.

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15.2     Sale Procedures.

(a)           The matters set forth in this Section 15.2 shall be described in the Sale Procedure Order and the motion filed in connection therewith. Given the extraordinary marketing period that Seller has conducted, each of Buyer and Seller acknowledges and agrees that it believes this Agreement is the highest and best offer to purchase the Property. Seller shall not initiate contact, solicit, or encourage submission of any inquiries, proposals, or offers by any person or entity with respect to a transaction involving the direct or indirect sale, transfer, or disposition of the Property to a purchaser or purchasers other than Buyer or effecting any other transaction (including a Chapter 11 plan) the consummation of which would be substantially inconsistent with the transactions herein contemplated (a “Competing Transaction”), provided that Seller is permitted to respond to any unsolicited proposals with respect to a Competing Transaction. Seller shall provide prompt written notice to Buyer of the receipt of any unsolicited proposal to acquire the Property or request for information regarding the Property or access to Seller’s documentation related to the use, ownership, or occupancy of the Property. Notwithstanding anything contained herein to the contrary, Seller shall not entertain or consider any offer to purchase the Property from any third party other than Buyer unless the offer is a Qualified Bid (as defined in the Sale Procedure Order) which must be received by Seller no later than the Bid Deadline (as hereinafter defined). Among other things, a Qualified Bid must contain a bona fide offer to purchase the Property on the following terms:

(i)        the purchase price in the Qualified Bid is greater than the sum of (A) the Purchase Price, (B) the Expense Reimbursement, (C) the Break-Up Fee, and (D) $100,000.

(ii)       the Qualified Bid provides for a cash deposit equal to or greater than the Deposit.

(iii)      the Qualified Bid must be on terms no less favorable (and no more burdensome or conditional) to Seller than the terms of this Agreement.

(iv)      the Qualified Bid does not include any contingency relating to due diligence or financing, or any other material conditions precedent to the Buyer’s obligation to close, that is not otherwise contained in this Agreement.

(v)       the bidder in the Qualified Bid demonstrates that it is financially able to consummate the Competing Transaction and provides adequate assurance of its ability to perform the obligations of the landlord under the Assumed Leases.

(vi)      the Qualified Bid must expressly exclude any right to receive a break-up fee, expense reimbursement, termination fee, or any similar form of compensation.

(vii)     the Qualified Bid must provide for the purchase of all of the Property.

(b)           Seller shall provide prompt written notice to Buyer of the receipt any Qualified Bid, which notice shall include in reasonable detail sufficient information to confirm the Qualified Bid’s satisfaction of the requirements set forth above. In the event that Seller does not receive a Qualified Bid prior to the expiration of the Due Diligence Period (the “Bid Deadline”), Buyer and Seller shall proceed to the Close of Escrow as contemplated by this Agreement and Seller shall thereafter not be entitled to entertain or enter into any bids for the Property, regardless of whether the bid is a Qualified Bid. If Seller does receive a Qualified Bid prior to the Bid Deadline, Seller shall request an expedited hearing in the Bankruptcy Court to be set as soon as the Court’s docket will accommodate such request. Seller shall request that the Court consider any higher or better offers that may be presented to Seller and whether or not they are Qualified Bids. If the Court determines that any such offer(s) are Qualified Bids, the Court shall conduct an auction (the “Auction”). Buyer shall be permitted to participate in the Auction. Seller shall request the establishment of reasonable procedures for such Auction (“Auction Procedures”) in its Sale Procedure Order which shall include, but not be limited to, the following: (i) unless otherwise ordered by the Bankruptcy Court prior to the Auction for cause shown, any bidder (other than Buyer) that has failed to provide a Qualified Bid by the Bid Deadline shall be disqualified from participation in the Auction; (ii) at the commencement of the Auction, Seller shall determine based on the nature of the Qualified Bids the bid (the “Baseline Bid”) to serve as the lead bid in the Auction, which bid will at the commencement of the Auction be announced to all bidders participating at the Auction; (iii) participating bidders (including the Buyer to the extent Buyer so chooses) will be permitted to increase their bids and to agree to modifications to their bids in order to make their bids more favorable to Seller, provided, subject to the following clause (iv), that each bid shall exceed the preceding bid by $100,000.00 or a multiple thereof; (v) solely for purposes of determining the Successful Bids (as defined below), any overbid submitted by Buyer shall be deemed to include the full amount of the Break-Up Fee and Expense Reimbursement Payment potentially payable; and (vi) at the conclusion of the Auction, the Court shall determine, considering factors such as the financial and contractual terms of each bid and factors affecting the speed, certainty of closing each bid and net proceeds to the Bankruptcy Estate, the highest or otherwise best bid (the “Successful Bid”).

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(c)       If Buyer is not the proponent of the Successful Bid and a transaction is thereafter consummated with another third party purchaser resulting in a closing of a sale of the Property, then this Agreement shall automatically terminate and Seller will pay to Buyer, in cash, the Break-Up Fee and the Expense Reimbursement pursuant to the Sale Procedure Order. The Break-Up Fee and Expense Reimbursement shall be paid in cash concurrently with the consummation and closing (which, in the case of a plan of reorganization or liquidation, shall be the effectiveness) of the first Competing Transaction to occur simultaneously with or following the termination of this Agreement and shall be paid from the first proceeds of such Competing Transaction prior to payment of any other claims, including claims secured by the assets that are the subject of the Competing Transaction, until the Break-Up Fee and Expense Reimbursement are paid in full. For the avoidance of doubt, nothing in the preceding sentence shall limit the Buyer’s recourse with respect to the Break-Up Fee and Expense Reimbursement to the proceeds described therein, and the Break-Up Fee and Expense Reimbursement will constitute, pursuant to sections 364 and 503 of the Bankruptcy Code, a superpriority administrative expense claim in Seller’s bankruptcy estates and in any successor bankruptcy estate of any chapter 7 proceeding following conversion of any of Seller’ chapter 11 proceedings with priority over any and all administrative expense claims. Any Break-Up Fee and Expense Reimbursement payable pursuant to this Agreement will be allowed and paid, without any further Bankruptcy Court approval or order.

(d)       Notwithstanding anything to the contrary contained herein, upon timely payment of the Break-Up Fee and Expense Reimbursement to Buyer in accordance with this Section 15.2, Seller and its respective representatives and affiliates, on the one hand, and Buyer and its respective representatives and affiliates, on the other hand, will be deemed to have fully released and discharged each other from any liability resulting from the termination of this Agreement and neither Seller and its respective representatives and affiliates, on the one hand, and Buyer and its respective representatives and affiliates, on the other hand, nor any other person or entity will have any other remedy or cause of action under or relating to this Agreement or any applicable law.

(e)       Seller acknowledges that (i) the agreements contained in this Section 15.2 are an integral part of the transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where the Break-Up Fee is payable are uncertain and incapable of accurate calculation and therefore, the amount payable pursuant to this Section 15.2 is not a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate the Buyer for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby and (iii) without the agreements contained in this Section 15.2 the parties would not have entered into this Agreement.

16.	MISCELLANEOUS PROVISIONS.

16.1       Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or facsimile transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:

BancFirst Corporation

c/o David Harlow

101 N. Broadway

Oklahoma City, OK 73102

and

McAfee & Taft A Professional Corporation

10th Floor, Two Leadership Square

211 N. Robinson

Oklahoma City, Oklahoma 73102

Attn: Joe C. Lewallen, Jr.

and

Price Edwards & Company

c/o Ford C. Price

210 Park Ave., Suite 700

Oklahoma City, OK 73102

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and, if the party so to be served be Seller, addressed to Seller as follows:

Cotter Tower - Oklahoma, L.P

c/o Marcus P. Rogers

2135 E. Hildebrand Ave.

San Antonio, Texas 78209

and

Ben McCaleb

Law Office of C. Benjamin McCaleb

2135 E. Hildebrand Ave.

San Antonio, Texas 78209

and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:

American Eagle Title Group, L.L.C.

Attention: Eric Offen

421 N.W. 13th Street, Suite 320

Oklahoma City, Oklahoma 73103

Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or facsimile transmission shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or, as to facsimile transmissions, by "answer back confirmation" (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following receipt of such facsimile transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.

16.2       Assignment: Binding on Successors and Assigns. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under this Agreement without Seller's consent to an Affiliate (as hereinafter defined), so long as (i) Buyer provides Seller with notice of such assignment at least ten (10) days before the Closing Date of its intentions to assign its rights under this Agreement to the Affiliate, which notice must be accompanied by the name of such assignee and such assignee's signature block, (ii) the Affiliate assumes, jointly and severally, in writing Buyer's obligations hereunder and the Affiliate agrees in writing to be subject to all of the terms and conditions set forth in this Agreement, and (iii) Buyer shall not be released from its obligations hereunder. As used in this Section 16.2, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Buyer, (b) any fund or entity sponsored by Buyer, or (c) an entity at least a majority of whose economic interest is owned by Buyer or by the direct or indirect owners of Buyer; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any attempted assignment in violation of the provisions of this Section 16.2 shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property.

16.3       Work Product. Effective upon and in the event of a termination of this Agreement for any reason other than a default by Seller, Buyer shall assign and deliver to Seller (at no cost to Seller), and does hereby assign without the need for any further act or instrument (at no cost to Seller), all reports, plans, studies, documents, written information and the like which has been generated by Buyer in-house or by Buyer's third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer's proposed acquisition, development, use or sale of the Real Property excluding, however, market and economic feasibility studies (collectively, the "Work Product"). In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer. Seller acknowledges and agrees that any such delivery of Work Product is made without representation or warranty as to the accuracy, completeness, or content thereof by Buyer. Seller releases Buyer from all claims, demands, causes of action, judgments, losses, damages, liabilities, costs, and expenses asserted or incurred against Seller by reason of the information contained in, or that should have been contained in, the Work Product.

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16.4       Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.

16.5       Attorneys' Fees. If any legal action is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.

16.6       Not Applicable.

16.7       Entire Agreement. Except for the Sale Procedure Order, the Bankruptcy Court Sale Order, and the Assignment Order, this Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing; but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.

16.8       Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma, and by applicable provisions of federal law, including the United States Bankruptcy Code.

16.9       Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.10       Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term "including" and related terms such as "include" shall in all cases mean "without limitation." All references to "days" in this Agreement shall be construed to mean calendar days unless otherwise expressly provided.

16.11       Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.

16.12       Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

22

16.13       No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.

16.14       Intentionally Omitted.

16.15       Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.

16.16       Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m., Oklahoma City time.

16.17       Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

16.18       Waiver of Jury Trial; Jurisdiction. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. In the event of any litigation or claims under or arising out of this Agreement, the Buyer and Seller agree to the sole and exclusive jurisdiction of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division.

16.19       No Personal Liability. Notwithstanding anything stated to the contrary herein, Seller's liability under this Agreement shall be limited to Seller's interest in the Property and neither Seller, Seller's constituent partners, Seller's asset manager, nor Seller's directors, employees or agents shall have any personal liability hereunder.

16.20       Joint and Several Liability. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of the individuals or entities who compose Buyer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

[Signatures on following pages]

23

“BUYER”

BancFirst Corporation, an Oklahoma corporation

By:	/s/ David R. Harlow
Name:	David R. Harlow
Title:	CEO

“SELLER”

Cotter Tower - Oklahoma, L.P., a Texas limited partnership

By:	/s/ Marcus P. Rogers
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

AGREEMENT RECEIPTED AND ESCROW AGREED TO THIS 3rd

DAY OF July, 2018

AS TO PROVISIONS RELATING TO ESCROW HOLDER:

AMERICAN EAGLE TITLE GROUP, L.L.C.

By:	/s/ Michelle Roberts
Name:	Michelle Roberts
Title:	Commercial Escrow Officer

Exhibit A – Description of Real Property

Exhibit B – Description of Personal Property

Exhibit C – List of Contracts and Leases

Exhibit D – Form of Tenant Estoppel Certificate

Exhibit E – Form of Deed

Exhibit F – Form of Assignment of Leases

Exhibit G – Form of Assignment of Contracts

Exhibit H – Form of Bill of Sale and General Assignment

Exhibit I – Form of FIRPTA Affidavit

Exhibit J – Form of Tenant Notice

Exhibit K – Form of Contract Notice

Exhibit L – Schedule of Disclosures

EXHIBIT A

Description of Real Property

TRACT I

Lots One (1) to Nine (9), inclusive; the West fifteen feet (15') of Lot Ten (10); the West fifteen feet (15') of the South one hundred feet (100') of Lot Twenty-three (23); the South One hundred feet (100') of Lots Twenty-four (24) to Twenty-six (26), inclusive; Lots Twenty-seven (27) to Twenty- nine (29), inclusive; and the South ten feet (10') of Lot Thirty (30); the twenty foot (20') East-West vacated alley adjoining and North of Lots One (1) to Nine (9), inclusive, and West fifteen feet (15') of Lot Ten (10); the twenty foot (20') North-South vacated alley adjoining the East of Lots Twenty- seven (27) to Twenty-nine (29), inclusive and the South ten feet (10') of Lot Thirty (30); all in Block Seven (7), in the original plat of Oklahoma City, Oklahoma County, Oklahoma, according to the plat recorded in Book 1, page 2.

TRACT II

An easement reserved in Deed of Dedication recorded in Book 3856, page 275, records of Oklahoma County, Oklahoma, ten feet (10') in width from and below the surface of the East ten feet (10') of Lot Ten (10) and of the East ten feet (10') of the South one hundred feet (100') of Lot Twenty-three (23) and of the intervening vacated East-West alley between the East ten feet (10') of said Lots Ten (10) and Twenty-three (23), all in Block Seven (7) in the original plat of Oklahoma City, Oklahoma County, Oklahoma, according to the plat recorded in Book 1, page 2.

TRACT III

A non-exclusive easement created under Special Warranty Deed recorded in Book 3917, page 1052, as modified and defined by Determination and Definition of Easement (the “Determination and Definition of Easement”) recorded in Book 4010, page 64, all in the records of Oklahoma County, Oklahoma, over a part of Lots Eleven (11) to Fourteen (14), inclusive, and Lots Seventeen (17) to Twenty-two (22), inclusive, all in Block Seven (7) in the original plat of Oklahoma City, Oklahoma County, according to the plat recorded in Book 1, page 2, more particularly described as follows: BEGINNING at a point (Point 0) on the West line of Lot Twenty- two (22) in said Block Seven (7), said point being 23.9 feet South of the Northwest corner of said Lot 22;

THENCE East and parallel to the North line of said Block 7 a distance of 62.0 feet (to Point 1);

THENCE South and parallel to the East line of said Block 7 a distance of 1.9 feet (to Point 2);

THENCE East and parallel to the North line of said Block 7 a distance of 34.0 feet (to Point 3);

THENCE Northeasterly a distance of 58.14 feet to a point on the North line of said Block 7 (to Point 4);

A-1

THENCE East along the North line of said Block 7 a distance of 1.99 feet to the Northeast corner of Lot 17 of Block 7 (to Point 5);

THENCE South along the East line of said Lot 17 and along the West right-of-way line of Santa Fe Avenue a distance of 75.0 feet (to Point 6);

THENCE Northwesterly a distance of 44.41 feet to a point 48.3 feet South of the North line of said Block 7 and 36 .0 feet West of the East line of said Block 7 (to Point 7);

THENCE West and parallel to the North line of said Block 7 a distance of 52.0 feet (to Point 8);

THENCE Southwesterly a distance of 3.87 feet to a point 50.6 feet South of the North line of said Block 7 and 58.4 feet East of the West line of said Lot 22 (to Point 9);

THENCE South and parallel to the East line of said Block 7 a distance of 33.0 feet (to Point 10);

THENCE West and parallel to the North line of said Block 7 a distance of 1.8 feet (to Point 11);

THENCE South and parallel to the East line of said Block 7 a distance of 19.78 feet (to Point 12);

THENCE East and parallel to the North line of said Block 7 a distance of 1.8 feet (to Point 13);

THENCE South and parallel to the East line of said Block 7 a distance of 121.04 feet (to Point 14);

THENCE East and parallel to the North line of said Block 7 a distance of 17.2 feet (to Point 15);

THENCE South and parallel to the East line of said Block 7 a distance of 26.4 feet (to Point 16);

THENCE West and parallel to the North line of said Block 7 a distance of 9.8 feet (to Point 17);

THENCE North and parallel to the East line of said Block 7 a distance of 19.8 feet (to Point 18);

THENCE West and parallel to the North line of said Block 7 a distance of 65.9 feet (to Point 19);

THENCE North along the West line of said Lots 11 and 22 a distance of 207.16 feet to the point or place of beginning.

The vertical dimensions are more particularly described as follows:

The upper and lower vertical limits for each of the points designated numerically on the description of horizontal dimensions above (Points 0 through 19 and returning to 0) are shown on Exhibit A, attached to the Determination and Definition of Easement. The upper and lower vertical limits between the numerically designated points are determined by interpolation from the profiles shown on Exhibit A. Generally, the lower limit of the vertical easement is governed by the elevation of the garage entrance from Santa Fe Avenue, the sloping truck ramp from said avenue to the lower service level, and the elevation of said lower service level floor. Generally, the upper limit of the vertical easement is governed by the under side of the structural members which support the various floor levels above the previously described lower limit line.

A-2

TRACT IV

Easement rights created by Reciprocal Easement Agreement (the "Reciprocal Easement”) recorded in Book 4793, page 1345 of the records in the office of the County Clerk of Oklahoma County, State of Oklahoma, over the portion of Lots One (1) through Five (5), inclusive, and the West 10 feet 3 inches of Lot Six (6), in Block Six (6) original plat of Oklahoma City, Oklahoma County, Oklahoma, included in the Description of the Passageway shown on Exhibit “C” to the Reciprocal Easement.

A-3

EXHIBIT B

Description of Personal Property

Quantity	Description of Personal Property	Brand

[to be inserted during the first fifteen (15) days of the Due Diligence Period, with that Due Diligence Period being extended one day for each day this information is delivered past that deadline]

B-1

EXHIBIT C

List of Contracts and Leases

Type of Agreement	Name of Company

Leasing Agreement	CBRE, Inc.

Property Management	CBRE, Inc.

C-1

1	Vendor Name	Category
2	DEZIGN PARTNERSHIPS INC	Professional Services - Architects/Engineers
3	SIMPLEXGRINNELL LP	FLS - Fire Suppression
4	SIMPLEXGRINNELL LP	FLS - Fire Suppression
5	SIMPLEXGRINNELL LP	FLS - Fire Suppression
6	SIMPLEXGRINNELL LP	FLS - Fire Suppression
7	FIRETROL PROTECTION SYSTEMS INC	FLS - Fire Suppression
8	ADAMS WINDOW TINTING LLC	Interior - Window Coverings
9	WALKER COMPANIES	General - Signage
10	CENTRAL GLASS AND MIRROR INC	General - Window/Glass Repair, Replacement
11	DESTIN CONSTRUCTION INC	Construction - General Contractors
12	JANES ELECTRIC SERVICE INC	Electrical - Inspection, and Services
13	UNIFIRST HOLDINGS LP	General - Uniforms/Mat Services
14	UNIFIRST HOLDINGS LP	General - Uniforms/Mat Services
15	TRAVIS BUSINESS SYSTEMS INC	Office Exp - IT /Phones
16	FIRST MAINTENANCE COMPANY	Cleaning - Janitorial Services
17	KURTS PEST CONTROL INC	General - Pest Control
18	DESTIN CONSTRUCTION INC	Construction - General Contractors
19	VETS SEPTIC SERVICE, INC.	Waste - Grease Trap/Septic/Storm Drains
20	CHRISTOPHER LEE MEILE	Security - Locksmith
21	SOUTHWESTERN RESTORATION AND WATERPROOFING INC	Exterior - Waterproofing / Caulking
22	RUSSELL D.THORP	Plumbing - Services
23	EMCS ENTERPRISES INC UNITED PROTECTIVE SERVICES OF OKLAHOMA	HVAC - Building Automation
24	CITY LP	Security - Guard Services
25	TRILINK RESTORATION GROUP LLC	Disaster Restoration
26	ANGUS SYSTEMS GROUP INC	Web Services / Software Services
27	ONESOURCE MANAGED SERVICES LLC	Office Exp - Copiers/Printers
28	ONESOURCE MANAGED SERVICES LLC	Office Exp - Copiers/Printers
29	PRECISION MECHANICAL LLC	HVAC - R&M
30	ith Cotter Office Properties
31	Kings III	Emergency Phones
32	Otis Elevator	Elevator
33	Urban Lockwerx	Locksmith
34	Veolia Energy	Utility
	Waste Connections	Trash Removal

C-2

1	Suite	Tenant
2	CON-1	Continental Resources
3	CON-2	Continental Resources
4	CON-3	Petroleum Club
5	C-03	Hymer Photography
6	C-103	Globe Life and Accident
7	200	Vacant
8	300	Metro Technology Center #22, Inc.
9	500	BancFirst
10	600	Globe Life and Accident
11	700	Globe Life and Accident
12	800	Vacant
13	900	Vacant
14	1000	Vacant
15	1100	Vacant
16	1200	Vacant
17	1300	Vacant
18	1400	Vacant
19	1500	OK Tax Commission
20	1550	Vacant
21	1590	Vacant
22	1600A	Vacant
23	1600	Fellers, Snider, Blankenship &Tipp
24	1700	Fellers, Snider, Blankenship &Tipp
25	1800	Chansolme, Harroz, Schnebel, PLLC
26	1820	The Law Office of Robert H Alexander
27	1830	OGP Energy Limited Partnership #1
28	1880	Vacant
29	1900	Vacant
30	2000	Daugherty, Fowler, Peregrin
31	2000A	Daugherty, Fowler, Peregrin
32	2020	Vacant
33	2010	Land Information Services
34	2100	Dutcher & Company
35	2110	Commercial Oklahoma Inc.
36	2200N	Vacant
37	2200	Grande Communications Network, Inc.
38	2250	Goldfire Studios, Inc.
39	2270	DKT Energy, LLC and Neomorph
40	2275	Ruston Aviation, LLC
41	2300	Chubbuck Duncan & Robey, P C.

C-3

42	2430	Coventry Investments, LLC
43	2460	Jolen Operating Company
44	2470	Vacant
45	2500	CUDD Pumping Services
46	2575	Vacant
47	2580	Vacant
48	2600	McCoy and Orta
49	2730	Monnet, Hayes
50	2750	Vacant
51	2830	Derrick & Briggs
52	2800	Hall Estill
53	2820	Hall Estill
54	2840	Hall Estill
55	2850	Hall Estill
56	2860	Hall Estill
57	2900	Hall Estill
58	3000	Hall Estill
59	3030	Hall Estill
60	3030A	Hall Estill
61	3020	Jordan C. Braun
62	3025	Talada, LLC
63	3050	Pinnacle Towers
64	3100	Accenture, LLP
65	3108	BrakeAway Logistics
66	3110	Vacant
67	3113	Vacant - Management Office???
68	3120	Mesa Natural Gas Solutions
69	2130	Vacant
70	3150	Arapahoe Resources
71	3250	Deloitte, LLP
72	3230	Vacant
73	3240	Vacant
74	3270	InSetvices, Inc.	Leaving
75	3280	InSetvices, Inc.	Leaving
76	3280A	InServices, Inc.	Leaving
77	3300	Andrews, Davis, Legg, Bixer, Milsten	Leaving
78	3400	Petroleum Club
79	3500	Petroleum Club
80	3600	Petroleum Club

C-4

EXHIBIT D

Form of Tenant Estoppel Certificate

(Attached)

D-1

TENANT ESTOPPEL CERTIFICATE

The undersigned ("Tenant") hereby certifies to ___________________ ("Landlord"), and BancFirst Corporation, an Oklahoma corporation, and its successors and assigns (collectively, "Buyer"), as of the date of this Certificate:

A.       Tenant is the Lessee under that certain Lease dated _______________ relating to the premises described in the Lease (the "Premises"), together with any amendments thereto (collectively, the "Lease"). A true, correct and complete copy of the Lease is attached hereto as Exhibit A.

B.        The dates of all amendments to the Lease are as follows: _______________________________________________.

C.        There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.

D.        The Lease is in full force and effect.

E.        Tenant has not received or given any outstanding notice of default under the Lease and there are no defaults under the Lease by Landlord or Tenant and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default under the Lease.

F.        Tenant has no defense as to its obligations under the Lease and claims no set-off, rent abatement, concession, or counterclaim against Landlord.

G.        The term of the Lease commenced on ____________, and expires on _________________.

H.        Tenant has ________ option(s) to renew the term of the Lease, for ______ years each.

I.         Monthly base rent and additional rent is equal to $_______ and has been paid in full through _______________, 20___.

J.         No rent or other charges under the Lease have been paid more than 30 days in advance of their due date.

K.        Tenant's security deposit held by Landlord is $____________________.

L.        All work required to be performed by Landlord under the Lease has been completed in accordance with the terms of the Lease. All allowances or reimbursements for tenant improvements and relocation expenses payable to Tenant under the Lease have been paid in full.

M.       Tenant has not assigned the Lease or subleased any part of the Premises.

D-2

N.       There has not been filed by or against nor is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any partition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws.

O.       Tenant has no right of first refusal, option, or any other preferential rights with respect to the right to purchase any of the property in which the Premises is located.

P.       All fees, commissions, and other compensation payable by Tenant to any broker, finder, or intermediary in connection with the Lease have been paid in full.

Q.       Tenant ratifies and confirms the Lease in all respects.

Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase the property of which the Premises are a part, and to take on the obligations of Landlord. Buyer is entitled to rely upon this Estoppel Certificate.

Dated:                            , 2018

"TENANT"

By:

(Print Name) (Title)

D-3

EXHIBIT E

Form of Deed

(Attached)

E-1

When Recorded Mail to:

SPECIAL WARRANTY DEED

COTTER TOWER – OKLAHOMA, L.P., a Texas limited partnership (“Grantor”), for valuable consideration, the receipt of which is acknowledged, does hereby grant, bargain, sell, and convey unto [_________________], an Oklahoma limited liability company (“Grantee”), whose mailing address is [___________________], the real estate described on Exhibit A, together with all the improvements and appurtenances (the “Property”), and warrant the title to the Property to be free, clear, and discharged of and from all former grants, claims, charges, taxes, judgments, mortgages, and other liens or encumbrances of any nature granted by, through, or under Grantor, but not otherwise, and further subject to, and excepting and excluding from such warranty, all interests in oil, gas, casinghead gas, distillate, coal, metallic ores, and other minerals therein, thereon, or thereunder previously reserved or conveyed of record and those matters set forth on Exhibit B.

To have and to hold the Property unto Grantee, and Grantee’s successors and assigns forever.

Grantor is debtor-in-possession in Case No. 17-52844-CAG, currently pending in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”). Grantor has been authorized and directed to execute and deliver this deed pursuant to the Order of the Bankruptcy Court to sell the Property free and clear of all claims and liens, a true and correct copy of which has been recorded contemporaneously herewith in the Real Property Records of the Oklahoma County Clerk, State of Oklahoma. Notwithstanding any other provision hereof, Marcus P. Rogers shall have no personal liability hereunder.

[[NOTE – PER THE 6/8 CALL WITH LAWYERS, THE AS IS CONCEPTS WILL BE CAPTURED IN THE BANKRUPTCY SALE ORDER, NOT IN THE DEED]]

(Signature Page Follows)

E-2

SIGNATURE PAGE TO SPECIAL WARRANTY DEED

IN WITNESS WHEREOF, this Special Warranty Deed has been executed and delivered to be effective for all purposes as of the ____ day of ___________________, 2018.

Cotter Tower - Oklahoma, L.P.,

a Texas limited partnership

By:
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

STATE OF TEXAS                             )

                                                             )  ss:

COUNTY OF___________________)

This instrument was acknowledged before me on the ___ day of _______, 2018, by Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

Notary Public in and for the
State of Texas

E-3

Exhibit “A” to Special Warranty Deed

Legal Description of Property

E-4

Exhibit “B” to Special Warranty Deed

Permitted Exceptions

E-5

EXHIBIT F

Form of Assignment of Leases

(Attached)

F-1

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of the ____ day of ___________, 2018 (the “Effective Date”), between COTTER TOWER – OKLAHOMA, L.P., a Texas limited partnership (“Assignor”), and [__________________], an Oklahoma limited liability company (“Assignee”).

WHEREAS, Assignor and Assignee, as successor by assignment BancFirst Corporation, an Oklahoma corporation, are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated __________, 2018 (the “Agreement”), whereby Assignor agreed to sell to Assignee that certain real property described more particularly in the Agreement; and

WHEREAS, Assignor is the landlord under those certain leases described on Schedule 1 attached hereto (the “Assigned Leases”); and

WHEREAS, the Close of Escrow of the transaction under the Agreement has occurred contemporaneously herewith and this Assignment is delivered pursuant to the Agreement and as a part of such Close of Escrow.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.       Definitions. Unless otherwise provided herein, all capitalized words and terms in this Assignment shall have the same meanings ascribed to such words and terms as in the Agreement. The terms and conditions in the Agreement are incorporated herein by this reference as if fully set forth herein.

2.       Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in, to and under the Assigned Leases, together with any security deposits thereunder and any and all right to receive payments of rent or other charges thereunder.

3.       Assumption. Assignee accepts the foregoing assignment, transfer and conveyance of the Assigned Leases and assumes and agrees to perform all of the duties, obligations, liabilities, commitments and covenants of the lessor under the Assigned Leases arising on and after the Effective Date and shall defend, indemnify, and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations with respect to the Assigned Leases arising on and after the Effective Date.

F-2

4.       Miscellaneous. The parties hereto covenant and agree to execute such further instruments and take such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Assignment and the transactions contemplated herein. The covenants and obligations contained in this Assignment shall survive the consummation of the Close of Escrow and this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations of liability expressly set forth in the Agreement shall apply to this Assignment and the liabilities of the parties hereunder. For purposes of clarity, except as may otherwise be provided in the Agreement, the Assigned Leases are being assigned and transferred to Assignee on an "as is," and "where is" basis, with all faults, and without any representation or warranty, all of which Assignee hereby disclaims, except for the “Seller’s Warranties” as defined and more particularly set forth in Section 11 of the Agreement. If either party commences an action for the judicial interpretation, reformation, enforcement or rescission hereof, the prevailing party will be entitled to a judgment against the other party for an amount equal to reasonable attorneys’ fees and court and other costs incurred. This Assignment shall be governed by and construed in accordance with the laws of the State of Oklahoma. This Assignment may be executed in counterparts which, when integrated, shall constitute one original of this Assignment.

5.       Bankruptcy. Seller is debtor-in-possession in Case No. 17-52844-CAG, currently pending in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”). Seller has been authorized and directed to execute and deliver this Assignment pursuant to the Assignment Order free and clear of all claims and liens, a true and correct copy of which has been recorded contemporaneously herewith in the Real Property Records of the Oklahoma County Clerk, State of Oklahoma. Notwithstanding any other provision hereof, Marcus P. Rogers shall have no personal liability hereunder.

(Signature Pages Follow)

F-3

SIGNATURE PAGE TO
ASSIGNMENT AND ASSUMPTION OF LEASES

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Leases as of the day and year first above written.

ASSIGNOR:

Cotter Tower - Oklahoma, L.P.,

a Texas limited partnership

By:
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

ASSIGNEE:

[_____________________]

By:
Name:
Title:

F-4

SCHEDULE 1

Assigned Leases

F-5

EXHIBIT G

Form of Assignment of Contracts

(Attached)

G-1

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made and entered into as of the ____ day of ___________, 2018 (the “Effective Date”), between COTTER TOWER – OKLAHOMA, L.P., a Texas limited partnership (“Assignor”), and [__________________], an Oklahoma limited liability company (“Assignee”).

WHEREAS, Assignor and Assignee, as successor by assignment to BancFirst Corporation, an Oklahoma corporation, are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated __________, 2018 (the “Agreement”), whereby Assignor agreed to sell to Assignee that certain real property described more particularly in the Agreement; and

WHEREAS, Assignor is a party to the contracts described on Schedule 1 attached hereto (the “Assigned Contracts”).

WHEREAS, the Close of Escrow of the purchase and sale under the Agreement has occurred contemporaneously herewith, and this Assignment is delivered pursuant to the Agreement and as a part of such Close of Escrow.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.       Definitions. Unless otherwise provided herein, all capitalized words and terms in this Assignment shall have the same meanings ascribed to such words and terms as in the Agreement. The terms and conditions in the Agreement are incorporated herein by this reference as if fully set forth herein.

2.       Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in, to and under the Assigned Contracts.

3.       Assumption. Assignee accepts the foregoing assignment, transfer and conveyance of the Assigned Contracts and assumes and agrees to perform all of the duties, obligations, liabilities, commitments and covenants of the Assignor under the Assigned Contracts arising on and after the Effective Date and shall defend, indemnify, and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations with respect to the Assigned Contracts arising on and after the Effective Date.

G-2

4.       Miscellaneous. The parties hereto covenant and agree to execute such further instruments and take such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Assignment and the transactions contemplated herein. The covenants and obligations contained in this Assignment shall survive the consummation of the Close of Escrow and this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations of liability expressly set forth in the Agreement shall apply to this Assignment and the liabilities of the parties hereunder. For purposes of clarity, except as may otherwise be provided in the Agreement, the Assigned Contracts are being assigned and transferred to Assignee on an "as is," and "where is" basis, with all faults, and without any representation or warranty, all of which Assignee hereby disclaims, except for the “Seller’s Warranties” as defined and more particularly set forth in Section 11 of the Agreement. If either party commences an action for the judicial interpretation, reformation, enforcement or rescission hereof, the prevailing party will be entitled to a judgment against the other party for an amount equal to reasonable attorneys’ fees and court and other costs incurred. This Assignment shall be governed by and construed in accordance with the laws of the State of Oklahoma. This Assignment may be executed in counterparts which, when integrated, shall constitute one original of this Assignment.

5.       Bankruptcy. Seller is debtor-in-possession in Case No. 17-52844-CAG, currently pending in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”). Seller has been authorized and directed to execute and deliver this Assignment pursuant to the Assignment Order free and clear of all claims and liens, a true and correct copy of which has been recorded contemporaneously herewith in the Real Property Records of the Oklahoma County Clerk, State of Oklahoma. Notwithstanding any other provision hereof, Marcus P. Rogers shall have no personal liability hereunder.

(Signature Pages Follow)

G-3

SIGNATURE PAGE TO
ASSIGNMENT AND ASSUMPTION OF CONTRACTS

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Contracts as of the day and year first above written.

ASSIGNOR:

Cotter Tower - Oklahoma, L.P.,

a Texas limited partnership

By:
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

ASSIGNEE:

[_____________________]

By:
Name:
Title:

G-4

SCHEDULE 1

Assigned Contracts

G-5

EXHIBIT H

Form of Bill of Sale and General Assignment

(Attached)

H-1

BILL OF SALE AND GENERAL ASSIGNMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is made and entered into as of the ____ day of ___________, 2018 (the “Effective Date”), between COTTER TOWER – OKLAHOMA, L.P., a Texas limited partnership (“Assignor”), and [__________________], an Oklahoma limited liability company (“Assignee”).

WHEREAS, Assignor and Assignee, as successor by assignment to BancFirst Corporation, an Oklahoma corporation, are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated __________, 2018 (the “Agreement”), whereby Assignor agreed to sell to Assignee that certain real property described more particularly in the Agreement; and

WHEREAS, the Close of Escrow of the purchase and sale under the Agreement has occurred contemporaneously herewith, and this Assignment is delivered pursuant to the Agreement and as a part of such Close of Escrow.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.       Definitions. Unless otherwise provided herein, all capitalized words and terms in this Assignment shall have the same meanings ascribed to such words and terms as in the Agreement. The terms and conditions in the Agreement are incorporated herein by this reference as if fully set forth herein.

2.       Conveyance of Personal Property. Assignor hereby assigns, transfers, sets over and conveys to Assignee all right, title and interest of Assignor in, to and under the Personal Property, free and clear of all liens and encumbrances of every kind and nature, TO HAVE AND TO HOLD unto Assignee and its successors and assigns, to its own use forever.

3.       Miscellaneous. The parties hereto covenant and agree to execute such further instruments and take such further action as may be reasonably required by either party to fully effectuate the terms and provisions of this Assignment and the transactions contemplated herein. The covenants and obligations contained in this Assignment shall survive the consummation of the Close of Escrow and this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict or inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall govern and control. Without limitation of the foregoing, all limitations of liability expressly set forth in the Agreement shall apply to this Assignment and the liabilities of the parties hereunder. For purposes of clarity, except as may otherwise be provided in the Agreement, the Personal Property is being assigned and transferred to Assignee on an "as is," and "where is" basis, with all faults, and without any representation or warranty, all of which Assignee hereby disclaims, except for the “Seller’s Warranties, as defined and more particularly set forth in Section 11 of the Agreement. If either party commences an action for the judicial interpretation, reformation, enforcement or rescission hereof, the prevailing party will be entitled to a judgment against the other party for an amount equal to reasonable attorneys’ fees and court and other costs incurred. This Assignment shall be governed by and construed in accordance with the laws of the State of Oklahoma. This Assignment may be executed in counterparts which, when integrated, shall constitute one original of this Assignment.

H-2

4.       Bankruptcy. Seller is debtor-in-possession in Case No. 17-52844-CAG, currently pending in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”). Seller has been authorized and directed to execute and deliver this Assignment pursuant to the Order of the Bankruptcy Court to sell the Property free and clear of all claims and liens, a true and correct copy of which has been recorded contemporaneously herewith in the Real Property Records of the Oklahoma County Clerk, State of Oklahoma. Notwithstanding any other provision hereof, Marcus P. Rogers shall have no personal liability hereunder.

(Signature Pages Follow)

H-3

SIGNATURE PAGE TO

BILL OF SALE AND GENERAL ASSIGNMENT

IN WITNESS WHEREOF, the parties have executed this Bill of Sale and General Assignment as of the day and year first above written.

ASSIGNOR:

Cotter Tower - Oklahoma, L.P.,

a Texas limited partnership

By:
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

ASSIGNEE:

[_____________________]

By:
Name:
Title:

H-4

EXHIBIT I

Form of FIRPTA Affidavit

(Attached)

I-1

FIRPTA CERTIFICATE

Marcus P. Rogers ("Rogers") is the Independent Administrator of the Estate of James F. Cotter, Deceased, and is the authorized principal of Cotter Tower - Oklahoma, L.P., a Texas limited partnership ("Seller"). Seller is the transferor of certain real property more particularly described on Exhibit A attached hereto (the "Property").

Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ________________, 2018 by and between _________________, a _______________________ ("Buyer"), as successor by assignment to BancFirst Corporation, an Oklahoma corporation, and Seller, the undersigned certifies the following on behalf of Seller:

1.       Seller is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;

2.       Seller is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

3.       Seller's U.S. employer identification number is _________________; and

4.       Seller's address is: c/o Marcus P. Rogers, 2135 E. Hildebrand, San Antonio, Texas 78209.

It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller. Notwithstanding any other provision hereof, Marcus P. Rogers shall have no personal liability hereunder.

Date: _______________, 20___

Cotter Tower - Oklahoma, L.P., a Texas limited partnership

By:

Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

I-2

Exhibit A

Legal Description

(Attached)

I-3

EXHIBIT J

Form of Tenant Notice

(Attached)

J-4

NOTICE TO TENANT

_______________, 2018

VIA FEDERAL EXPRESS

[_____________]
[_____________]
[_____________]
[_____________]

RE: [Lease Agreement] (the “Lease”) dated [________] between Cotter Tower – Oklahoma, L.P. (“Landlord”) and [________] for property generally located at 100 N. Broadway Avenue, Oklahoma City, Oklahoma 73102 (the “Property”).

Ladies and Gentlemen:

Please be advised that Landlord has as of this date sold, conveyed and assigned all of its right, title and interest in and to the Property, of which your leased premises is a part, to _____________________ (“Buyer”).

In connection with the sale and conveyance, Landlord has, as of this date, assigned its interest in the Lease to Buyer and as of this date all rights and obligations of Landlord under the Lease shall be the rights and obligations of Buyer. Buyer has assumed any obligations with respect to your security deposit, if any only to the extent your security deposit was properly transferred or credited to Buyer. All rental and other payments that become due under the Lease from and after this date should be payable to Buyer at the following address:

Attn:

In addition, all notices from you to the Landlord concerning any matter relating to your tenancy should be sent to the address set forth above.

(Signature Page Follows)

J-5

Sincerely,

Cotter Tower - Oklahoma, L.P., a Texas limited partnership

By:
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

[_____________________]

By:
Name:
Title:

J-6

EXHIBIT K

Form of Contract Notice

(Attached)

K-7

NOTICE TO SERVICE PROVIDER

_______________, 2018

VIA FEDERAL EXPRESS

[_____________]
[_____________]
[_____________]
[_____________]

RE: [Agreement] (the “Service Contract”) dated [________] between Cotter Tower – Oklahoma, L.P. (“Seller”) and [________] for [__________] services at the property generally located at [________] (the “Property”).

Ladies and Gentlemen:

Please be advised that Seller has as of this date sold, conveyed and assigned all of its right, title and interest in and to the Property to ____________________ (“Buyer”).

In connection with the sale and conveyance, Seller has, as of this date, assigned its interest in the Service Contract to Buyer and Buyer has assumed all obligations under the Service Contract as of the date of this notice. As of this date all rights and obligations of Seller under the Service Contract shall be the rights and obligations of Buyer. Accordingly, all future invoices and correspondence, and any and all notices to the owner under the Service Contract as it relates to the Property, should hereafter be addressed to Buyer at the following address:

Attn:

(Signature Page Follows)

K-8

Sincerely,

Cotter Tower - Oklahoma, L.P., a Texas limited partnership

By:
Marcus P. Rogers, Independent Administrator of the Estate of James F. Cotter, acting as President on behalf of Cotter Ranch Tower, LLC, General Partner, acting on behalf of and authorized representative for the Debtor-in-Possession, Cotter Tower–Oklahoma, L.P.

[_____________________]

By:
Name:
Title:

K-9

EXHIBIT L

Schedule of Disclosures

[to be inserted during the first fifteen (15) days of the Due Diligence Period, with that Due Diligence Period being extended one day for each day this information is delivered past that deadline]

L-1

Schedule 10.4

Leasing Costs

[to be inserted during the first fifteen (15) days of the Due Diligence Period, with that Due Diligence Period being extended one day for each day this information is delivered past that deadline]

Schedule 10.4 – 1